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                                                                   EXHIBIT 11.1



                         SIMIONE CENTRAL HOLDINGS, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (unaudited)



                                                   Three Months Ended June 30,         Six Months Ended June 30,
                                                --------------------------------     -----------------------------
                                                    1997                 1996           1997            1996
                                                -----------          -----------     -----------   ---------------
Primary earnings (loss) per share:

Net income (loss) available to
      to common stockholders                    $   575,880          $ (345,292)     $1,219,014    $     (740,093)
                                                ===========          ===========     ===========     =============


Weighted average shares outstanding               6,026,527           3,959,274       6,001,972         3,623,592
Add additional shares issuable upon
      exercise of common stock options
      and warrants                                1,207,716                  --       1,236,741                --
                                                -----------         -----------     -----------     -------------

Adjusted weighted average shares outstanding      7,234,243           3,959,274       7,238,713         3,623,592
                                                ===========         ===========     ===========     =============

Net income (loss) per share                     $      0.08         $     (0.09)           0.17     $       (0.20)
                                                ===========         ===========     ===========     =============








 Fully diluted earnings (loss) per share is not presented because fully diluted earlings (loss) per share amounts do not differ significantly from primary earnings per share.